UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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Torchlight Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORCHLIGHT ENERGY RESOURCES, INC.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 17, 2013

We hereby give notice that the Annual Meeting of Stockholders of Torchlight Energy Resources, Inc. will be held on October 17, 2013, at 10:00 a.m. local time, at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, for the following purposes:

(1)	To elect four directors;

(2)	To ratify the appointment of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)	To approve a non-binding advisory resolution on executive compensation;

(4)	To vote on whether the advisory votes on executive compensation should occur every one, two or three years; and

(5)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is September 9, 2013, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
/s/ Thomas Lapinski
September 23, 2013	Thomas Lapinski
Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 17, 2013.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Torchlight Energy Resources, Inc.  This Proxy Statement and accompanying form of proxy card will be sent on or about September 23, 2013 to stockholders entitled to vote at the Annual Meeting.  The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the postage-paid return envelope.  If your shares are held in “street name” through a brokerage or other institution, telephone and internet instructions are also provided on the proxy card you receive.  A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote.  Accordingly, with respect to the election of directors (see Proposal 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions.  Additionally, a broker is not entitled to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (see Proposal 3) and the vote on how often the advisory votes on executive compensation should occur (see Proposal 4).  With respect to the ratification of the appointment of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of common stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of Torchlight Energy Resources, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of the director nominees as proposed (see Proposal 1), for the ratification of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm for 2013 (see Proposal 2) for the non-binding advisory resolution to approve the compensation of our executive officers as disclosed in this Proxy Statement (see Proposal 3) and for having the non-binding vote on executive compensation every three years (see Proposal 4).  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting.

Required Vote. A plurality of the common stock present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (see Proposal 1). The ratification of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm for 2013 (see Proposal 2) requires the affirmative vote of a majority of the common stock entitled to vote, present in person or represented by proxy.  The affirmative vote of a majority of the total votes present in person or by proxy is required to approve the non-binding advisory resolution on executive compensation (see Proposal 3).  A plurality of the votes present in person or by proxy will determine the stockholders selection on the frequency of advisory resolutions on executive compensation (see Proposal 4).  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on September 9, 2013 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote.  As of September 9, 2013, there were 13,779,815 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of common stock held.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the number of members of our Board of Directors is to be determined from time to time by resolution adopted by a majority of the Board of Directors or by the stockholders, but in no event will be less than one or more than 15.  Each director is elected to hold office until the next annual or special meeting of stockholders and until such director’s successor has been elected and qualified, or until his or her earlier resignation or removal.  As of the date hereof, the Board of Directors consists of four members, with one vacancy that has remained open since Greg Williams resigned from the Board in 2012.  The Board of Directors has approved and recommended to stockholders the election of four nominees to serve on the Board.  These nominees are Thomas Lapinski, John Brda, Wayne Turner and Willard G. McAndrew III.  Messrs. Lapinski, Brda and Turner presently serve as members of our Board of Directors, and are accordingly standing for re-election. The remaining nominee, Mr. McAndrew, currently hold the position of Chief Operating Officer with us.  Kenneth I. Danneberg, a current member of our Board, has decided not to stand for reelection for personal reasons.  There are no family relationships among any of our directors or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Each duly elected director will hold office until his successor shall have been elected and qualified.  Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

Thomas Lapinski – age 68 – Mr. Lapinski has served as our Chief Executive Officer, Interim Principal Financial Officer and director since November 2010.  He also previously served as our President from November 2010 to January 2012.  He is the founder of Torchlight Energy, Inc., our wholly owned subsidiary, and has served as its Chief Executive Officer, President and director since its incorporation in June 2010. From 2002 to the present, he has engaged in consulting work on evaluating exploration, acquisition and re-development opportunities in the Rocky Mountain Region, Texas Gulf Coast, Mid-Continent, the Middle East, and South America. From September 1996 to June 2002, Mr. Lapinski served as President of Stephens Energy International of The Stephens Group, LLC. While there, he was involved in oil and gas exploration and production project development. Prior to that, he spent over 30 years in senior positions with Amoco Corporation before retiring. His expertise is in project evaluations, operations management and strategic planning with experience throughout the Rocky Mountain region, Alaska, U.S. mid-continent, the U.S. Gulf Coast and international arenas. With Amoco, he has held numerous positions, including Division Geophysicist for Rocky Mountain Area, Regional Geophysicist for Africa and the Middle East, Exploration Manager for North and West Africa, President-Amoco Morocco, President-Amoco Turkey, General Manager-Amoco Kenya, Exploration Manager Gulf Coast, Regional Exploration Manager for Southern and Eastern U.S. and Manager for Resource and Business Development in Southern Rocky Mountain Area. He also spent time on a special project for the Chairman of Amoco on key strategic planning issues where he was responsible for long-term monetization of Amoco’s North American asset base. Mr. Lapinski received a degree in Geophysical Engineering from the Colorado School of Mines in 1966.

We appointed Mr. Lapinski as an executive officer and a member of the Board of Directors based on his knowledge and experience in the oil and gas industry.  His ability to identify and evaluate opportunities is an important part of our continued success.

John A. Brda – age 48 – Mr. Brda has been our President and Secretary and a member of the Board of Director since January 2012.  He has been the Managing Member of Brda & Company, LLC since 2002, which provides consulting services to public companies—with a focus in the oil and gas sector—on investor relations, equity and debt financings, strategic business development and securities regulation matters.

We believe Mr. Brda is an excellent fit to our Board of Directors and management team based on his extensive experience in transaction negotiation and business development, particularly in the oil and gas sector as well as other non-related industries.  He has consulted with many public companies in the last ten years, and we believe that his extensive network of industry professionals and finance firms will contribute to our success.

Wayne Turner – age 63 – Mr. Turner has served as one of our directors since March 2011.  He is presently the Managing Partner of JEBCO Seismic, LP, a position he has held since 1989, and is the Managing Partner of Big Thicket Oil & Gas, L.P., a position he has held since 2001.  Mr. Turner took over management of JEBCO in 1989, when he acquired an ownership interest in the company.  JEBCO is an independent international geophysical data acquisition contractor.  Jebco’s non-exclusive surveys and third party datasets represent a unique and readily available source of information for both mature and frontier regions.  JEBCO has operated both offshore and onshore in Canada and the U.S.  JEBCO has also conducted surveys in the North Sea, Africa, Asia, and South America.  One of JEBCO’s most significant accomplishments was signing an agreement with the Ministry of Geology in the USSR in 1989. The company was active in Russia, Kazakhstan, Uzbekistan, and Azerbaijan before and after the break-up of the USSR. The company has provided oil and gas exploration information to the industry, assisted in license rounds, and assisted in direct negotiations for oil and gas properties in these countries.  Mr. Turner spent significant time in these countries and personally negotiated the major contract agreements involved.

Mr. Turner started Big Thicket Oil & Gas, L.P. in 2001. This company is active in oil and gas exploration in Texas, Louisiana, Oklahoma, and New Mexico. Most of the activity is through partnerships, which allows the company to remain small in staff, but have access to expertise in different areas. Big Thicket does not operate wells, but is involved in generating and evaluating prospects. Mr. Turner graduated in 1971 from the University of Houston with a degree in Electrical Engineering. He is active in various charitable organizations including the Houston Livestock Show and Rodeo and Houston Children’s Charities.

Wayne Turner’s expertise in the oil and gas industry makes him an excellent fit to the Board of Directors.  In particular, we believe his experience in geophysical data acquisition is a valuable asset to the company.

Willard G. McAndrew III – age 58 – Mr. McAndrew has forty three years of experience in the energy industry, from field operations to refining.  He has served as our Chief Operating Officer since September 2013 and as a consultant to us since April 2013.  From December 2006 to September 2013, Mr. McAndrew served as the Chairman of the Board, CEO and President of Xtreme Oil & Gas, Inc., a company engaged in the acquisition, operation and development of oil and natural gas properties located in Texas and the southeast region of the United States.  He began his career in 1969, gaining experience working for Hercules Drilling Company as a roustabout in South Louisiana.  Mr. McAndrew attended Louisiana State University and then spent two years in the United States Marine Corps.  Later, he joined Exxon Corporation Refinery’s Distillation and Specialties division in Baton Rouge, Louisiana, becoming the fourth generation in his family to work for Exxon. Mr. McAndrew has served as President and owner of several small companies that were involved in all phases of the oil and gas business from drilling, reworking, completion, leases, etc.  He has also been a consultant since 1990 to companies and is responsible for the structure, formation and marketing of partnerships and energy financing..

We believe that Mr. McAndrew’s many years in the oil and gas industry and his vast network of contacts in the investment banking and broker-dealer communities compliments the Board of Directors.

Involvement in certain legal proceedings.  From 2001 through May 2006, Mr. McAndrew served as the CEO, President and Director of Energy & Engine Technology, Inc.  After he left the company, it filed for bankruptcy protection in December 2006.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

Our named executive officers are as follows:

Name

Age

Position(s) and Office(s)

Thomas Lapinski

68

Chief Executive Officer, Interim Principal Financial Officer and Director

John A. Brda

48

President, Secretary and Director

Willard G. McAndrew III

58

Chief Operating Officer

Roger N. Wurtele

66

Chief Financial Officer

See “Information Regarding Nominees” above for biographical information of Messrs. Lapinski, Brda and McAndrew.

Roger N. Wurtele – age 66 – Mr. Wurtele is a versatile, experienced finance executive that has served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management.  Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013.  Since May 2013 he has worked as a financial consultant for us.  From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects.  He graduated from the University of Nebraska and has been a Certified Public Accountant for 40 years.

Involvement in certain legal proceedings.  From 2001 through May 2006, Mr. Wurtele served as the CFO of Energy & Engine Technology, Inc.  After he left the company, it filed for bankruptcy protection in December 2006.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the Board, meetings of any Board committees on which such director serves (if and when such committees are created), and annual meetings of stockholders.  The Board of Directors executed eight written consents to action in lieu of a meeting during the year ended December 31, 2012, which consents were each approved unanimously.  The Board held four meetings during the year ended December 31, 2012.  Of our current directors, during 2012, none attended fewer than 75 percent of the total number of meetings of the Board of Directors (including consents to action in lieu of a meeting) held during the period for which he has been a director.  Three of our directors attended the 2012 Annual Meeting of Stockholders.  Our Board of Directors does not currently have any committees, but we anticipate designating an audit committee, a nominating committee and a compensation committee in the future.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o President, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093.  Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

Currently two of our four directors are independent, including Kenneth Danneberg and Wayne Turner.  Mr. Danneberg, however, is not standing for reelection.  The definition of “independent” used is arbitrarily based on the independence standards of The NASDAQ Stock Market LLC.  The Board performed a review to determine the independence of Messrs. Danneberg and Turner and made a subjective determination as to each of these individuals that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Torchlight Energy Resources, Inc.  In making these determinations, the Board reviewed information provided by these individuals with regard to each individual’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently composed of four directors, none of whom carries the title of “Chairman.”  In addition to serving on the Board, Thomas Lapinski also currently serves as Chief Executive Officer.  Accordingly, there is often little separation in Mr. Lapinski’s role as principal executive officer and his role as a director.  To mitigate any apparent conflicts this may create, we intend to maintain a Board of Directors consisting of a majority of independent directors at some point in the future.  We believe this will allow the Board to better oversee and manage risk.  Neither of our two independent directors holds the title of “lead” independent director.  Accordingly, both of our independent directors have an equal role in the leadership of the Board.  We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company.  Risk is an important part of deliberations at the Board level throughout the year.  The Board of Directors as a whole considers risks affecting us.  The Board considers, among other things, the relevant risks to the company when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

Audit Committee

The Board of Directors has not yet established a separately-designated standing audit committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges require listed companies to adopt a formal written charter that establishes an audit committee. In order to be listed on any of these exchanges, we will be required to establish a separately-designated standing audit committee.  We anticipate designating an audit committee in the future, but there can be no assurances if and when we will establish an audit committee.  Based on our size, the Board of Directors has concluded that an audit committee is not yet necessary. Until such time as we designate a separately-designated standing audit committee, the entire Board of Directors will act as our audit committee and oversee our accounting and financial reporting processes and the audits of our financial statements.  None of the members of our Board of Directors is deemed an audit committee financial expert.  At some point in the future, we anticipate adding an audit committee financial expert to the Board, but we have not yet identified an ideal candidate.  The Board does not currently have a written charter under which it acts as our audit committee.

Report of the Board of Directors

(in lieu of an audit committee)

The Board of Directors has reviewed and discussed with management the audited financial statements of Torchlight Energy Resources, Inc. for the fiscal year ended December 31, 2012.  The Board has discussed with Calvetti, Ferguson & Wagner, P.C., our independent auditors (“CFW”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Board has received the written disclosures and the letter from CFW required by applicable requirements of the Public Company Accounting Oversight Board regarding CFW’s communications with the Board concerning independence, and has discussed with CFW the independence of CFW.

Based on the review and discussions referred to in the paragraph above, the Board of Directors determined that the audited financial statements should be included in our annual report on Form 10-K for the fiscal year ended December 31, 2012.  This report is furnished by our Board of Directors, whose members are:

Thomas Lapinski

John A. Brda

Kenneth I. Danneberg

Wayne Turner

All information within this “Audit Committee” section of the Proxy Statement, including but not limited to the Report of the Board of Directors, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act.  Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

We have not yet established a compensation committee.  Based on our size, the Board of Directors has concluded that a compensation committee is not yet necessary.  The Board plans to establish a compensation committee as some time in the future.  Currently, all of our Board members participate in decisions relating to executive benefit programs and officer and director compensation.  The Board does not currently have a written charter under which it makes such decisions.  The primary objectives of our executive compensation programs are to: (1) attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash  and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and directors’ incentives with the creation of stockholder value.  To achieve these objectives, our Board evaluates our executive compensation program with the objective of setting compensation at levels it believes will allow us to attract and retain qualified executives and directors.  The Board will take under consideration recommendations from executive officers and directors regarding its executive compensation program.  The Board also may obtain advice and assistance from external advisors, including compensation consultants, although the Board did not elect to retain a compensation consultant to assist with determining executive compensation during 2012.

Nominating Committee

We have not yet established a standing nominating committee.  Based on our size, the Board of Directors has concluded that a nominating committee is not yet necessary.  The Board plans to establish a nominating committee as some time in the future.  Currently, all of our Board members participate in the consideration of director nominees.  The Board does not currently have a written charter under which it nominates directors, and accordingly does not have a written policy with regard to the consideration of any director candidates recommended by stockholders.  The Board will, however, consider written nominations of candidates for election to the Board properly submitted by stockholders. For information regarding stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business.  All candidates must meet the minimum qualifications and other criteria established from time to time by the Board of Directors.  In considering possible candidates for election as director, the Board is guided by the following standards:

(1)	Each director should be an individual of the highest character and integrity;

(2)	Each director should have substantial experience that is of particular relevance to us;

(3)	Each director should have sufficient time available to devote to the affairs of the company; and

(4)	Each director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of directors:

(1)	Technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business, especially relating to the oil and gas industry;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)

The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the company.

The Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Board of Directors using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Board will determine whether such candidates meet our qualifications for director nominees and select nominees accordingly.

As noted above, the Board of Directors will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any.  No candidates for director nominations were submitted to the Board by any stockholder in connection with the 2013 Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years 2012 and 2011 concerning cash and non-cash compensation paid or accrued to or on behalf of certain executive officers.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Thomas Lapinski CEO and Director (1)	2012 2011	$240,000(2) $240,000(2)	- -	- -	- -	- -	- -	- -	$240,000(2) $240,000(2)

John Brda President and Director (1)	2012 2011	$240,000(3) $ -	- -	- -	- -	- -	- -	- -	$240,000(3) $ -

(1)

See “Employment Agreements,” below for discussion of Mr. Lapinski’s and Mr. Brda’s compensation arrangements.

(2)

For the year ended December 31, 2011, $60,000 of Mr. Lapinski’s compensation was paid in cash, while the remaining $180,000 was accrued and unpaid.  For the year ended December 31, 2012, the entire amount of $240,000 was accrued and unpaid.  In April 2013, Mr. Lapinski (through Opal Marketing & Consulting, Inc.) agreed to reduce his monthly compensation from $20,000 to $15,000.  In September 2013, Mr. Lapinski forgave a total of $489,000 in outstanding indebtedness in connection with his then accrued and unpaid compensation.

(3)

For the year ended December 31, 2012, the entire amount of Mr. Brda’s compensation was accrued and unpaid.  In April 2013, Mr. Brda agreed to reduce his monthly compensation from $20,000 to $15,000.  In September 2013, Mr. Brda forgave a total of $240,000 in outstanding indebtedness in connection with his then accrued and unpaid compensation.

Employment Agreements

In September 2013, we entered into an employment agreement with Opal Marketing and Consulting, Inc. (“Opal”), which agreement is effective as of July 1, 2013.  Our Chief Executive Officer and director, Thomas Lapinski, owns and is the President of Opal.  The agreement states that Opal will provide the services of Mr. Lapinski to serve as our Chief Executive Officer.  The agreement has a term that expires on June 30, 2014 and provides that we will pay Opal a base fee equal to $15,000 per month.  The agreement also provides for an increase in Opal’s base fee of (i) $5,000 per month when we achieve 500 barrels of oil per day (“BOPD”) in net production (ii) an additional $5,000 per month when we achieve 750 BOPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOPD in net production.  Opal is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

In September 2013 we entered into an amendment to the employment agreement with John A. Brda that was previously entered into in January 2012.  The agreement, as amended, has a term that expires in December 2016 and provides for a base salary of $15,000 per month.  The agreement also provides for an increase in his base salary of (i) $5,000 per month when we achieve 500 BOPD in net production (ii) an additional $5,000 per month when we achieve 750 BOPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOPD in net production.  He is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

On September 9, 2013, we appointed Willard G. McAndrew III as Chief Operating Officer.  An employment agreement with him became effective on that date.  The agreement has a term of three years and provides for a base salary of $15,000 per month.  The agreement also provides for an increase in his base salary of (i) $5,000 per month when we achieve 500 BOPD in net production (ii) an additional $5,000 per month when we achieve 750 BOPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOPD in net production.  He is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  Further, he is to receive 500,000 stock options for each of the BOPD benchmarks described in “(i)” through “(iii)” above.  The stock options will have an exercise price of $2.09 per share and a term of five years.  The employment agreement includes a confidentiality provision and a non-compete provision.

Also on September 9, 2013, we appointed Roger N. Wurtele as Chief Financial Officer.  Under an oral agreement, we are currently paying Mr. Wurtele $10,000 per month.  We anticipate finalizing a written employment agreement with Mr. Wurtele within the month.

Outstanding Equity Awards at Fiscal Year End

We do not have any unexercised options, stock that has not vested or equity incentive plan awards for any of our executive officers or directors outstanding as of the end of our fiscal year ended December 31, 2012.

Compensation of Directors

At present, we do not pay our directors for attending meetings of the Board of Directors, although we may adopt a director compensation policy in the future. We have no standard arrangement pursuant to which directors are compensated for any services they provide or special assignments.  We did not provide compensation to any members of the Board of Directors for their service on the Board for the year ended December 31, 2012.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term.  We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives.  Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended December 31, 2012, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2012, with the exception of (i) a Form 4 that our director, Wayne Turner, was late in filing and (ii) a Form 3 that Robert Kenneth Dulin, a significant stockholder, was late in filing, a well as Form 4’s that he was late in filing for multiple transactions for which he subsequently reported on two Form 4’s filed on July 15, 2013.

Certain Relationships and Related Transactions

Since inception, our Chief Executive Officer has charged us a management fee for his services through an entity that he controls, Opal Marketing & Consulting, Inc., in the amount of $240,000 per year.  As a result of limited cash flow, payments under this arrangement have been deferred since April 1, 2011.  Accordingly, we had a related party payable of $420,000 and $180,000 as of December 31, 2012 and 2011, respectively.  Cash payments under this arrangement have totaled $180,000 since our inception on June 25, 2010.  In April 2013, Opal agreed to reduce its monthly compensation from $20,000 to $15,000.  In September 2013, Opal forgave a total of $489,000 of this outstanding indebtedness.

In February and March of 2012, we issued three non-interest bearing promissory notes totaling $59,000 to our Chief Executive Officer for cash received.  The first of these notes, totaling $8,000, was repaid in November 2012.  The balance of $51,000 is reflected in notes payable to related parties and is due on demand.  Subsequent to December 31, 2012, we repaid both remaining notes in the amount of $51,000.

Xtreme Oil & Gas, Inc.

In April 2013, we entered into a Purchase and Sale Agreement with Xtreme Oil & Gas, Inc. (“Xtreme”), of which Willard G. McAndrew III owns an equity interest of more than 10% and was Chairman and Chief Executive Officer.  The agreement provides for us to acquire certain assets of Xtreme.  Included in the agreement were the Smokey Hills Prospect in McPherson County, Kansas, the Cimarron Area Hunton Project in Logan County, Oklahoma,  and an interest in a salt water disposal facility in Seminole, Oklahoma.  Total consideration for all the properties was $1.6 million.

In connection with the transaction, we engaged Mr. McAndrew to act as a consultant to our subsidiary, Torchlight Energy, Inc., while he remained the Chairman and Chief Executive Officer of Xtreme.  Mr. McAndrew received a monthly payment of $15,000 under the consulting agreement, the term of which expired on September 9, 2013.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at September 9, 2013 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our directors, (iii) each of our director nominees, (iv) each of our executive officers and (v) all of our executive officers, directors and director nominees as a group.  Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of September 9, 2013, there were 13,779,815 shares of common stock outstanding.

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Thomas Lapinski	3,245,000 shares (1)	23.14%
Chief Executive Officer and Director
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

John A. Brda	2,757,500 shares (2)	19.66%
President, Secretary and Director
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

Kenneth I. Danneberg	25,000 shares	0.18%
Director
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

Wayne Turner	25,000 shares	0.18%
Director
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

Willard G. McAndrew III	900,000 shares (3)	6.13%
COO and Director Nominee
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

Roger N. Wurtele	0 shares	0%
Chief Financial Officer
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

All directors, director nominees and executive officers as a group (six persons)	6,952,500 shares	45.83%

Robert Kenneth Dulin	2,306,718 shares (4)	15.35%
8449 Greenwood Drive
Niwot, Colorado, 80503

Sawtooth Properties, LLLP	1,071,216 shares (5)	7.48%
8449 Greenwood Drive
Niwot, Colorado, 80503

(1)

Includes 3,000,000 shares of common stock and stock options that are exercisable into 245,000 shares of common stock.

(2)

Includes 182,500 shares of common stock and stock options that are exercisable into 245,000 shares of common stock, both held individually by John A. Brda, and 2,330,000 shares of common stock held by Brda & Company LLC, of which Mr. Brda is the sole owner and Managing Director.

(3)

Includes warrants to that are exercisable into 900,000 shares of common stock, which are held by a limited partnership of which Mr. Willard has voting and investment control.

(4)

Includes (a) 66,860 shares of common stock held individually by Robert Kenneth Dulin; (b) 209,500 shares of common stock held in trust for the benefit of immediate family members of Mr. Dulin; (c) securities held by Sawtooth Properties, LLLP (“Sawtooth”), including (i) 535,074 shares of common stock, (ii) warrants that are exercisable into 433,285 shares of common stock and (iii) a promissory note that is convertible into up to 102,857 shares of common stock; (d) securities held by another limited liability limited partnership (“LLLP2”), including (i) 125,000 shares of common stock, (ii) warrants that are exercisable into 133,000 shares of common stock and (iii) a promissory note that is convertible into up to 30,000 shares of common stock; and (e) securities held by a limited liability company (“LLC1”), including (i) 120,000 shares of common stock, (ii) warrants that are exercisable into 448,285 shares of common stock and (iii) a promissory note that is convertible into up to 102,857 shares of common stock.  Mr. Dulin is trustee/custodian of each of the trusts and/or accounts referenced in “(b)” above. Mr. Dulin is the Managing Partner of Sawtooth Properties, LLLP, the Managing Partner of LLLP2 and the Managing Member of LLC1.

(5)

Includes (i) 535,074 shares of common stock, (ii) warrants that are exercisable into 433,285 shares of common stock and (iii) a promissory note that, as of June 18, 2013, is convertible into up to 102,857 shares of common stock.  Robert Kenneth Dulin is the Managing Partner of Sawtooth Properties, LLLP.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm for the current fiscal year.  Calvetti, Ferguson & Wagner, P.C. has served as our independent registered public accounting firm continuously since November 2010.  The Board of Directors wishes to obtain from the stockholders a ratification of the Board’s action in appointing Calvetti, Ferguson & Wagner, P.C. for the fiscal year ending December 31, 2013.  Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.  We do not anticipate a representative from Calvetti, Ferguson & Wagner, P.C. to be present at the meeting.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice.  In the event the appointment of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2013.  Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CALVETTI, FERGUSON & WAGNER, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not Applicable.

Disclosure about Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided or to be provided by Calvetti, Ferguson & Wagner, our independent registered public accountants, during the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees(1)	$68,640	$29,000
Audit Related Fees(2)	1,000	11,477
Tax Fees(3)	4,491	780
All Other Fees	-	-

Total Fees	$74,131	$41,257

(1)

Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)

Audit Related Fees: This category consists of the aggregate fees billed for assurance and related services by the principal independent accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

We do not have a standing audit committee of the board of directors. Therefore, for the fiscal years ended December 31, 2012 and 2011, all audit services, audit-related services and tax services, as described above, were provided to us by Calvetti, Ferguson & Wagner based upon prior approval of the Board of Directors.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Rule 14a-21 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) provides that for the first annual meeting of stockholders on or after January 21, 2013 and not less than once every three years thereafter, all smaller reporting companies (which we are deemed to be) subject to the Exchange Act must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies.  Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to Torchlight Energy Resources, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S–K, including the compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY

OF VOTES ON EXECUTIVE COMPENSATION

Rule 14a-21 promulgated under the Exchange Act requires that at the first annual meeting of stockholders held on or after January 21, 2013 and not less frequently than once every six years thereafter, all smaller reporting companies subject to the Exchange Act must include a separate resolution subject to stockholder vote to determine whether the non-binding stockholder vote on executive compensation that is the subject of Proposal 3 should occur every one, two or three years.

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

In voting on the frequency of the non-binding say-on-pay resolution, stockholders may vote to have the vote occur every one, two or three years or abstain from voting. The option which receives the most votes from stockholders will be deemed to be the option selected by stockholders. On this matter, abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE

NON-BINDING VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2014 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2014 annual meeting of stockholders must present the proposal to us at our principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attn: President, by May 26, 2014 for the proposal to be eligible for inclusion in our proxy statement.  Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2014 annual meeting of stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year's Annual Meeting.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,
/s/ Thomas Lapinski
Thomas Lapinski
Dated: September 23, 2013	Chief Executive Officer and Director

PROXY

TORCHLIGHT ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

 TO BE HELD ON OCTOBER 17, 2013

The undersigned hereby appoints Thomas Lapinski and John A. Brda, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Torchlight Energy Resources, Inc. (the “Company”) held of record by the undersigned on September 9, 2013, at the Annual Meeting of Stockholders to be held on October 17, 2013, at 10:00 a.m. (Central Time) at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, and at any adjournments thereof.  Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR APPROVAL OF THE RESOLUTION IN NUMBER 3, FOR THE THREE YEAR OPTION IN NUMBER 4, AND FOR THE APPROVAL IN NUMBER 5.

1.

ELECTION OF DIRECTORS OF THE COMPANY.  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[  ]

FOR all nominees listed

[  ]

WITHHOLD authority to

below except as marked

vote for all nominees

to the contrary.

below.

Thomas Lapinski

John A. Brda

Wayne Turner

Willard G. McAndrew III

2.

PROPOSAL TO RATIFY THE SELECTION OF CALVETTI, FERGUSON & WAGNER, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

3.

PROPOSAL TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:

“RESOLVED, THAT THE COMPENSATION PAID TO TORCHLIGHT ENERGY RESOURCES, INC.’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S–K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

4.

PROPOSAL TO APPROVE WHETHER THE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD OCCUR EVERY ONE, TWO, OR THREE YEARS.

[  ]   THREE YEARS     [  ]   TWO YEARS     [  ]   ONE YEAR     [  ]   ABSTAIN

5.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a partnership, please sign in partnership name by authorized person.  If a corporation or other business entity, please sign in full corporate name by President or other authorized officer.

NUMBER OF

SIGNATURE:_____________________________________________

SHARES OWNED

_______________

PRINTED NAME:_________________________________________

DATE: ________________________________________________

_

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 17, 2013.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com